DISCOVERY COMMUNICATIONS REPORTS FULL YEAR AND
FOURTH QUARTER 2016 RESULTS

Full Year 2016 Financial Highlights:

•Revenues increased 2% to $6,497 million (increased 4% excluding currency effects)

•	DCI Net Income increased 15% to $1,194 million (increased 11% excluding currency effects)

•	Diluted EPS increased 24% to $1.96 and Adjusted EPS increased 21% to $2.13 (increased 17% excluding currency effects)
•Repurchased $1,374 million of stock

Silver Spring, Maryland – February 14, 2017: Discovery Communications, Inc. (“Discovery” or the “Company”) (NASDAQ: DISCA, DISCB, DISCK) today reported financial results for the full year and fourth quarter ended December 31, 2016.

“Discovery’s diversified set of nonfiction, sports and kids’ entertainment brands, and strong strategic positioning continued to drive attractive distribution agreements, helping to deliver solid operating and financial results in 2016,” said David Zaslav, President and CEO, Discovery Communications. “As we begin 2017, we will continue to invest in our premier global IP and brands to nourish fans across all screens, all platforms and all services to drive shareholder value and propel our business for years to come amid the rapidly changing media landscape.”

Full Year Results

Full year revenues of $6,497 million increased 2% compared to the prior year as 5% growth at U.S. Networks and 1% growth at Education and Other were partially offset by a 2% decline at International Networks, primarily due to the sale of SBS Radio(1) and currency effects. Adjusted Operating Income Before Depreciation and Amortization (“OIBDA”)(2) increased 1% to $2,426 million as 8% growth at U.S. Networks was more than offset by a 12% decline at International Networks, partially due to the sale of SBS Radio and currency effects. Excluding currency effects and the impact of the SBS Radio sale, total Company revenues and Adjusted OIBDA both grew 5%.

Full year net income available to Discovery Communications, Inc. ("DCI Net Income") increased 15% to $1,194 million, primarily due to higher operating results, currency-related transactional gains, a $31 million (or $0.05 per share) after-tax gain from the Group Nine transaction(3), and a decrease in taxes, partially offset by a $59 million (or $0.10 per share) after-tax impairment charge related to the Lionsgate investment(3), losses from equity investees and higher equity-based compensation. Diluted earnings per share(4) increased 24% to $1.96 due to higher DCI Net Income and fewer shares outstanding. Full year Adjusted Earnings Per Diluted Share ("Adjusted EPS")(2), which excludes the impact of amortization of acquisition-related intangible assets, increased 21% to $2.13. Full year Adjusted EPS excluding currency effects increased 17% and full year Adjusted EPS excluding currency as well as the impact of the Lionsgate impairment and the Group Nine transaction increased 20%.

(1)	The Company completed its sale of SBS Radio on June 30, 2015.
(2)	See full definitions of Adjusted Operating Income Before Depreciation and Amortization and Adjusted Earnings Per Diluted Share on page 7.
(3)
The Company completed its investment, including the contribution of certain digital networks businesses, in Group Nine on December 2, 2016, and completed its investment in Lions Gate Entertainment Corp. ("Lionsgate") on November 12, 2015.

(4)	All per share amounts are calculated using DCI Net Income. See table on page 16 for the full schedule.

Free cash flow increased 9% to $1,285 million for the full year 2016 as cash flow from operations increased 8% to $1,373 million while capital expenditures decreased 15% to $88 million. Full year cash flow from operations increased primarily due to improved operating results and lower cash taxes. Full year free cash flow excluding the impact of currency effects increased 21%. Free cash flow is defined as cash provided by operating activities less purchases of property and equipment.

Fourth Quarter Results

Fourth quarter revenues of $1,672 million increased 2% compared to the prior year, as 3% growth at U.S. Networks and slight growth at International Networks were partially offset by a slight decline at Education and Other. Adjusted OIBDA increased 1% to $581 million, as 9% growth at U.S. Networks was largely offset by a 12% decline at International Networks, partially due to currency effects. Excluding currency effects, fourth quarter total Company revenues and Adjusted OIBDA grew 4% and 3%, respectively.

Fourth quarter DCI Net Income increased 39% to $304 million, primarily due to higher operating results, a $31 million (or $0.05 per share) after-tax gain from the Group Nine transaction, and currency-related transactional gains, partially offset by lower equity investees and an increase in taxes. Diluted earnings per share increased 53% to $0.52 due to higher DCI Net Income and fewer shares outstanding. Adjusted EPS increased 47% to $0.56 for the fourth quarter 2016. Fourth quarter Adjusted EPS excluding currency effects increased 34%.

Free cash flow decreased 12% to $527 million for the fourth quarter of 2016 as cash flow from operations decreased to $546 million while capital expenditures declined 30% to $19 million. Fourth quarter cash flow from operations decreased primarily due to higher cash taxes and higher content spend. Fourth quarter free cash flow excluding the impact of currency effects decreased 18%.

SEGMENT RESULTS

(dollars in millions)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2016	2015	Change	2016	2015	Change
Revenues:
U.S. Networks	$812	$787	3%	$3,285	$3,131	5%
International Networks	819	816	—%	3,040	3,092	(2)%
Education and Other	41	43	(5)%	174	173	1%
Corporate and Inter-Segment Eliminations	—	—	—%	(2)	(2)	—%
Total Revenues	$1,672	$1,646	2%	$6,497	$6,394	2%

Adjusted OIBDA:
U.S. Networks	$447	$410	9%	$1,922	$1,774	8%
International Networks	231	262	(12)%	848	961	(12)%
Education and Other	(5)	—	NM	(10)	(2)	NM
Corporate and Inter-Segment Eliminations	(92)	(98)	6%	(334)	(335)	—%
Total Adjusted OIBDA	$581	$574	1%	$2,426	$2,398	1%

U.S. Networks

(dollars in millions)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2016	2015	Change	2016	2015	Change
Revenues:
Distribution	$375	$355	6%	$1,532	$1,431	7%
Advertising	421	418	1%	1,690	1,650	2%
Other	16	14	14%	63	50	26%
Total Revenues	$812	$787	3%	$3,285	$3,131	5%
Adjusted OIBDA	$447	$410	9%	$1,922	$1,774	8%
Adjusted OIBDA Margin	55%	52%		59%	57%

Full Year Results

U.S. Networks’ revenues for the full year 2016 increased 5% to $3,285 million, driven by 7% distribution growth and 2% advertising growth. Distribution revenue growth was primarily driven by higher rates, partially offset by a slight decline in subscribers. Advertising revenues increased 2% primarily due to higher pricing and inventory management, partially offset by lower delivery.

Operating expenses remained relatively consistent with the prior year, as higher marketing costs were offset by lower personnel costs. Adjusted OIBDA increased 8% to $1,922 million due to higher revenues and flat costs.

Fourth Quarter Results

U.S. Networks’ revenues in the fourth quarter of 2016 increased 3% to $812 million, driven by 6% distribution growth and 1% advertising growth. Distribution revenue growth was primarily driven by higher rates, partially offset by a slight decline in subscribers. Advertising revenues increased 1% primarily due to higher pricing and inventory management, partially offset by lower delivery.

Operating expenses decreased 3% mainly due to lower content amortization, partially offset by higher marketing and personnel costs. Adjusted OIBDA increased 9% to $447 million due to higher revenues and lower operating expenses.

International Networks

(dollars in millions)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2016	2015	Change	2016	2015	Change
Revenues:
Distribution	$418	$404	3%	$1,681	$1,637	3%
Advertising	379	385	(2)%	1,279	1,353	(5)%
Other	22	27	(19)%	80	102	(22)%
Total Revenues	$819	$816	—%	$3,040	$3,092	(2)%
Adjusted OIBDA	$231	$262	(12)%	$848	$961	(12)%
Adjusted OIBDA Margin	28%	32%		28%	31%

Full Year Results

International Networks’ revenues for the full year decreased 2% to $3,040 million and Adjusted OIBDA decreased 12% to $848 million. Changes in foreign currency exchange rates reduced full year International Networks’ revenues and Adjusted OIBDA growth by 6% and 8%, respectively. Excluding currency effects and the impact of the SBS Radio sale, total revenues increased 6%. Distribution revenues, excluding the impact of currency effects, grew 10% mostly due to higher affiliate rates in Europe and Latin America and higher subscribers in Latin America, as well as contributions from Eurosport France(1). Excluding the impact of Eurosport France, distribution revenue on a constant currency basis would have been up 9%. Advertising revenues, excluding the impact of currency effects and the SBS Radio sale, increased 3%, primarily due to higher ratings and volume in Southern Europe and higher pricing, ratings and volume in CEEMEA, partially offset by lower ratings in Northern Europe and lower pricing, volume and ratings in APAC. Other revenues declined 17% excluding currency effects and the SBS Radio sale primarily due to lower Eurosport sub-licensing revenues.

Operating expenses increased 3%, or 9% excluding the impact of foreign currency exchange rates and the SBS Radio sale, primarily due to increased sports content and production costs, higher content impairment charges, particularly in Northern Europe, and higher personnel and marketing costs. Excluding the impact of foreign currency exchange rates and the SBS Radio disposition, Adjusted OIBDA decreased 3%, reflecting revenue growth more than offset by higher operating expenses.

Fourth Quarter Results

International Networks’ revenues for the fourth quarter increased slightly to $819 million and Adjusted OIBDA decreased 12% to $231 million. Changes in foreign currency exchange rates reduced fourth quarter International Networks’ revenues and Adjusted OIBDA growth by 5% and 3%, respectively. Excluding currency effects, total revenues increased 5%. Distribution revenues, excluding the impact of currency effects, grew 10%, mostly due to higher affiliate rates in Latin America and Europe, as well as higher subscribers in Latin America. Advertising revenues, excluding the impact of currency effects, increased 3%, primarily due to higher pricing, ratings and volume in Southern Europe and CEEMEA, partially offset by lower pricing, volume and ratings in APAC. Other revenues declined 15% excluding currency effects primarily due to lower content licensing revenues.

Operating expenses increased 6%, or 12% excluding the impact of foreign currency exchange rates, primarily due to higher content impairment charges, particularly in Northern Europe, increased sports content and production costs, and higher personnel and marketing costs. Excluding the impact of foreign currency exchange rates, Adjusted OIBDA decreased 9%, reflecting revenue growth more than offset by higher operating expenses.

(1)	The Company completed its acquisition of a controlling stake in Eurosport France on March 31, 2015, resulting in the consolidation of Eurosport France as of that date.

Education and Other

(dollars in millions)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2016	2015	Change	2016	2015	Change
Revenues	$41	$43	(5)%	$174	$173	1%
Adjusted OIBDA	$(5)	$—	NM	$(10)	$(2)	NM

Full Year Results

Education and Other revenues for the full year 2016 were consistent with the prior year. Adjusted OIBDA decreased primarily due to additional investments in the Education business.

Fourth Quarter Results

Education and Other revenues for the fourth quarter decreased by $2 million primarily due to lower production deliveries at the Studios production business, partially offset by increased revenues at the Education business. Adjusted OIBDA decreased primarily due to additional investments in the Education business.

Corporate and Inter-Segment Eliminations

Adjusted OIBDA for the full year 2016 was relatively consistent with the prior year. Adjusted OIBDA for the fourth quarter of 2016 improved primarily due to lower professional and consulting fees.

STOCK REPURCHASE

During the quarter, the Company, pursuant to its existing stock repurchase program, repurchased 5.6 million shares of its Series C common stock at an average price of $25.20 per share, for a total of $142 million. On November 3, 2016, the Company repurchased 2.2 million Series C convertible preferred shares from Advance/Newhouse Programming Partnership ("ANPP") at $48.47 per share (or $24.24 per share on an as converted to common basis), for a total of $108 million pursuant to the previously announced share repurchase agreement described below between the Company and ANPP. In total, the Company spent $250 million on share repurchases during the fourth quarter of 2016.

Through December 31, 2016, the Company has repurchased a total of 149.8 million shares of Series C common stock and 2.8 million shares of its Series A common stock under its stock repurchase program. In aggregate, including the 33.2 million Series C convertible preferred shares acquired from ANPP and from Advance Programming Holdings, LLC, this represents $8.0 billion of the Company's shares since buyback activity was authorized in 2010, at an average price of $26.49 per share on an adjusted basis(1). Note that the aggregate share numbers have not been adjusted to reflect the stock dividend that was distributed in August 2014.

On May 22, 2014, the Company entered into a share repurchase agreement with ANPP to repurchase its shares of the Company’s Series C convertible preferred stock, on a quarterly basis, in proportion to the Company's repurchases under its stock repurchase program in a manner that is intended to maintain ANPP's current ownership percentage of the Company. This agreement was amended by letter agreement on August 25, 2014.

FULL YEAR 2017 OUTLOOK(2)

Discovery will provide forward-looking guidance in connection with this full year and quarterly earnings announcement on its earnings conference call and webcast.

(1)
The average repurchase price was calculated by dividing a) the aggregate amount spent on share repurchases since the inception of share repurchases in 2010 ($8.0 billion) by b) the number of shares that would have been repurchased if the Series C Common Stock special dividend paid on August 6, 2014 occurred prior to the inception of share repurchases in 2010. For each common share repurchased prior to August 6, 2014, we assume one additional share of Class C Common Stock was repurchased for no additional consideration. For each Series C convertible preferred share repurchased, we assume each preferred share would have converted into two Series C common shares.

(2)
Discovery is unable to provide a reconciliation of the forward-looking guidance to GAAP measures as, at this time, Discovery cannot determine the adjustments that would be required, including those related to fluctuations in foreign currency exchange rates.

NON-GAAP FINANCIAL MEASURES

In addition to the results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) provided in this release, the Company has presented Adjusted OIBDA, Adjusted EPS and free cash flow. These non-GAAP measures should be considered in addition to, but not as a substitute for, operating income, net income, earnings per diluted share and other measures of financial performance reported in accordance with GAAP. Please review the supplemental financial schedules beginning on page 12 for reconciliations to GAAP measures.

Adjusted OIBDA and Adjusted OIBDA Excluding the Impact of Currency Effects
The Company evaluates the operating performance of its segments based on financial measures such as revenues and Adjusted OIBDA. Adjusted OIBDA is defined as operating income excluding: (i) mark-to-market equity-based compensation, (ii) depreciation and amortization, (iii) amortization of deferred launch incentives, (iv) restructuring and other charges, (v) certain impairment charges, (vi) gains and losses on business and asset dispositions, and (vii) certain inter-segment eliminations related to production studios.

The Company uses Adjusted OIBDA to assess the operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance and allocate resources to each segment. The Company believes Adjusted OIBDA is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses. The Company excludes mark-to-market equity-based compensation, restructuring and other charges, certain impairment charges, and gains and losses on business and asset dispositions from the calculation of Adjusted OIBDA due to their volatility. The Company also excludes depreciation of fixed assets, amortization of intangible assets and deferred launch incentives, as these amounts do not represent cash payments in the current reporting period. Additionally, certain corporate expenses are excluded from segment results to enable executive management to evaluate segment performance based upon the decisions of segment executives. Refer to page 8 for our methodology for calculating growth rates excluding the impact of currency effects.

Adjusted EPS and Adjusted EPS Excluding the Impact of Currency Effects
Adjusted EPS is defined as earnings excluding the impact of amortization of acquisition-related intangible assets per diluted share.  Note that given the change in conversion ratio for our preferred stock, the preferred shares are now only included in the diluted share count. The Company believes Adjusted EPS is relevant to investors because this metric allows them to evaluate the performance of the Company's operations exclusive of the non-cash amortization of acquisition-related intangible assets that impact the comparability of results from period to period. Refer to page 8 for our methodology for calculating growth rates excluding the impact of currency effects.

Free Cash Flow and Free Cash Flow Excluding the Impact of Currency Effects
The Company defines free cash flow as cash provided by operating activities less acquisitions of property and equipment. The Company uses free cash flow as it believes it is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments and return capital to stockholders. Refer to page 8 for our methodology for calculating growth rates excluding the impact of currency effects.

Methodology for Calculating Growth Rates Excluding the Impact of Currency Effects
The impact of exchange rates on our business is an important factor in understanding period to period comparisons of our results. For example, our international revenues are favorably impacted as the U.S. dollar weakens relative to other foreign currencies, and unfavorably impacted as the U.S dollar strengthens relative to other foreign currencies. We believe the presentation of results on a constant currency basis ("ex-FX"), in addition to results reported in accordance with GAAP, provides useful information about our operating performance because the presentation ex-FX excludes the effects of foreign currency volatility and highlights our core operating results. The presentation of results on a constant currency basis should be considered in addition to, but not a substitute for, measures of financial performance reported in accordance with GAAP.

The ex-FX change represents the percentage change on a period-over-period basis adjusted for foreign currency impacts. The ex-FX change is calculated as the difference between the current year amounts translated at a baseline rate (which is based on a spot rate for each of our currencies determined early in the fiscal year as part of our forecasting process) (the “2016 Baseline Rate”) and the prior year amounts translated at the same 2016 Baseline Rate. In addition, consistent with the assumption of a constant currency environment, our ex-FX results exclude the impact of our foreign currency hedging activities as well as realized and unrealized foreign currency transaction gains and losses. Results on a constant currency basis, as we present them, may not be comparable to similarly titled measures used by other companies.

Conference Call Information

Discovery Communications, Inc. will host a conference call today, February 14, 2017 at 8:30 a.m. ET to discuss its full year and fourth quarter results. To listen to the call, visit http://discoverycommunications.com or dial 1-844-452-2811 inside the U.S. and 1-574-990-9832 outside of the U.S., using the following passcode: DISCA.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties and on information available to the Company as of the date hereof. The Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Annual Report on Form 10-K filed with the SEC on February 18, 2016. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements in this release include, without limitation, statements regarding investing in our programming and strategic growth initiatives. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contacts:

Corporate Communications	Investor Relations
Bill Launder (212) 548-5693	Jackie Burka (212) 548-5642
bill_launder@discovery.com	jackie_burka@discovery.com

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in millions, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Revenues:
Distribution	$793	$759	$3,213	$3,068
Advertising	800	804	2,970	3,004
Other	79	83	314	322
Total revenues	1,672	1,646	6,497	6,394
Costs and expenses:
Costs of revenues, excluding depreciation and amortization	645	640	2,432	2,343
Selling, general and administrative	463	445	1,690	1,669
Depreciation and amortization	83	87	322	330
Restructuring and other charges	6	13	58	50
(Gain) loss on disposition	(50)	20	(63)	17
Total costs and expenses	1,147	1,205	4,439	4,409
Operating income	525	441	2,058	1,985
Interest expense	(86)	(82)	(353)	(330)
(Loss) income from equity investees, net	(10)	3	(38)	1
Other income (expense), net	31	(19)	4	(97)
Income before income taxes	460	343	1,671	1,559
Income tax expense	(151)	(117)	(453)	(511)
Net income	309	226	1,218	1,048
Net income attributable to noncontrolling interests	—	(1)	(1)	(1)
Net (income) loss attributable to redeemable noncontrolling interests	(5)	(6)	(23)	(13)
Net income available to Discovery Communications, Inc.	$304	$219	$1,194	$1,034

Net income per share available to Discovery Communications, Inc. Series A, B and C common stockholders:
Basic	$0.52	$0.34	$1.97	$1.59
Diluted(1)	$0.52	$0.34	$1.96	$1.58

Weighted average shares outstanding:
Basic	393	428	401	432
Diluted(1)	595	648	610	656

(1) Diluted shares adjust for the potential dilution that would occur if common stock equivalents, including convertible preferred stock and equity-based awards, were converted into common stock or exercised.

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited; in millions)

	December 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$300	$390
Receivables, net	1,495	1,479
Content rights, net	310	313
Deferred income taxes	97	68
Prepaid expenses and other current assets	397	346
Total current assets	2,599	2,596

Noncurrent content rights, net	2,089	2,030
Property and equipment, net	482	488
Goodwill, net	8,040	8,164
Intangible assets, net	1,512	1,730
Equity method investments, including note receivable	557	567
Other noncurrent assets	479	289
Total assets	$15,758	$15,864

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$241	$282
Accrued liabilities	1,075	988
Deferred revenues	163	190
Current portion of debt	82	119
Total current liabilities	1,561	1,579

Noncurrent portion of debt	7,841	7,616
Deferred income taxes	553	556
Other noncurrent liabilities	393	421
Total liabilities	10,348	10,172

Redeemable noncontrolling interests	243	241

Equity:
Preferred stock	2	2
Common stock	5	5
Additional paid-in capital	7,046	7,021
Treasury stock, at cost	(6,356)	(5,461)
Retained earnings	5,232	4,517
Accumulated other comprehensive loss	(762)	(633)
Total equity	5,167	5,451
Total liabilities and equity	$15,758	$15,864

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in millions)

	Twelve Months Ended December 31,
	2016	2015
Operating Activities
Net income	$1,218	$1,048
Adjustments to reconcile net income to cash provided by operating activities:
Equity-based compensation expense	69	35
Depreciation and amortization	322	330
Content amortization and impairment expense	1,773	1,709
(Gain) loss on disposition	(63)	17
Remeasurement gain on previously held equity interests	—	(2)
Equity in losses (earnings) of investee companies, net of cash distributions	44	8
Deferred income taxes	(27)	2
Realized loss from derivative instruments	3	5
Other-than-temporary impairment of AFS investments	62	—
Other, net	50	30
Changes in operating assets and liabilities, net of business combinations:
Receivables, net	(25)	(44)
Content rights, net	(1,904)	(1,773)
Accounts payable and accrued liabilities	(12)	11
Equity-based compensation liabilities	(5)	(25)
Income taxes receivable and prepaid income taxes	(31)	(64)
Foreign currency and other, net	(101)	(10)
Cash provided by operating activities	1,373	1,277

Investing Activities
Payments for investments, net	(272)	(272)
Purchases of property and equipment	(88)	(103)
Distributions from equity method investees	87	87
Proceeds from dispositions, net of cash disposed	19	61
Payments for derivative instruments, net	—	(9)
Business acquisitions, net of cash acquired	—	(80)
Other investing activities, net	(2)	15
Cash used in investing activities	(256)	(301)

Financing Activities
Commercial paper (repayments) borrowings, net	(45)	(136)
Borrowings under revolving credit facility	613	1,016
Principal repayments of revolving credit facility	(835)	(265)
Borrowings from debt, net of discount	498	936
Principal repayments of debt	—	(849)
Principal repayments of capital lease obligations	(28)	(27)
Repurchases of stock and stock settlements of common stock repurchase contracts	(1,374)	(951)
Prepayments for outstanding common stock repurchase contracts	(57)	—
Purchase of redeemable noncontrolling interests	—	(548)
Distributions to redeemable noncontrolling interests	(22)	(42)
Equity-based plan proceeds, net	46	6
Hedge of borrowings from debt instruments	40	(29)
Other financing activities, net	(13)	(13)
Cash used in financing activities	(1,177)	(902)

Effect of exchange rate changes on cash and cash equivalents	(30)	(51)

Net change in cash and cash equivalents	(90)	23
Cash and cash equivalents, beginning of period	390	367
Cash and cash equivalents, end of period	$300	$390

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NET INCOME TO
ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

	Three Months Ended December 31, 2016
	U.S. Networks	International Networks	Education and Other	Corporate and Inter-Segment Eliminations	Total
Net income available to Discovery Communications, Inc.					$304
Net income attributable to redeemable noncontrolling interests					5
Net income attributable to noncontrolling interests					—
Income tax expense					151
Other expense, net					(31)
Loss (income) from equity investees, net					10
Interest expense					86
Operating income	478	169	1	(123)	525
Inter-segment Eliminations	5	2	(7)	—	—
(Gain) loss on disposition	(50)	—	—	—	(50)
Restructuring and other charges	5	1	—	—	6
Depreciation and amortization	9	56	1	17	83
Mark-to-market equity-based compensation	—	—	—	14	14
Amortization of deferred launch incentives	—	3	—	—	3
Total Adjusted OIBDA	$447	$231	$(5)	$(92)	$581

	Three Months Ended December 31, 2015
	U.S. Networks	International Networks	Education and Other	Corporate and Inter-Segment Eliminations	Total
Net income available to Discovery Communications, Inc.					$219
Net income attributable to redeemable noncontrolling interests					6
Net income attributable to noncontrolling interests					1
Income tax expense					117
Other expense, net					19
Loss (income) from equity investees, net					(3)
Interest expense					82
Operating income	390	173	2	(124)	441
Inter-segment Eliminations	3	1	(4)	—	—
(Gain) loss on disposition	—	20	—	—	20
Restructuring and other charges	11	1	—	1	13
Depreciation and amortization	6	63	2	16	87
Mark-to-market equity-based compensation	—	—	—	9	9
Amortization of deferred launch incentives	—	4	—	—	4
Total Adjusted OIBDA	$410	$262	$—	$(98)	$574

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NET INCOME TO
ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

	Twelve Months Ended December 31, 2016
	U.S. Networks	International Networks	Education and Other	Corporate and Inter-Segment Eliminations	Total
Net income available to Discovery Communications, Inc.					$1,194
Net income attributable to redeemable noncontrolling interests					23
Net income attributable to noncontrolling interests					1
Income tax expense					453
Other expense, net					(4)
Loss (income) from equity investees, net					38
Interest expense					353
Operating income	1,915	597	(2)	(452)	2,058
Inter-segment Eliminations	14	4	(18)	—	—
(Gain) loss on disposition	(50)	(13)	—	—	(63)
Restructuring and other charges	15	26	3	14	58
Depreciation and amortization	28	221	7	66	322
Mark-to-market equity-based compensation	—	—	—	38	38
Amortization of deferred launch incentives	—	13	—	—	13
Total Adjusted OIBDA	$1,922	$848	$(10)	$(334)	$2,426

	Twelve Months Ended December 31, 2015
	U.S. Networks	International Networks	Education and Other	Corporate and Inter-Segment Eliminations	Total
Net income available to Discovery Communications, Inc.					$1,034
Net income attributable to redeemable noncontrolling interests					13
Net income attributable to noncontrolling interests					1
Income tax expense					511
Other expense, net					97
Loss (income) from equity investees, net					(1)
Interest expense					330
Operating income	1,704	676	—	(395)	1,985
Inter-segment Eliminations	8	3	(11)	—	—
(Gain) loss on disposition	—	17	—	—	17
Restructuring and other charges	33	14	2	1	50
Depreciation and amortization	29	235	7	59	330
Mark-to-market equity-based compensation	—	—	—	—	—
Amortization of deferred launch incentives	—	16	—	—	16
Total Adjusted OIBDA	$1,774	$961	$(2)	$(335)	$2,398

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions, except per share amounts)

SELECTED TOTAL COMPANY FINANCIAL METRICS - YEAR OVER YEAR GROWTH RATES REPORTED AND EXCLUDING FOREIGN CURRENCY IMPACT

	Three Months Ended December 31,
	2016	2015	% Change (Reported)	% Change (ex-FX)(1)
Revenues	$1,672	$1,646	2%	4%

Adjusted OIBDA(2)	$581	$574	1%	3%

DCI Net Income	$304	$219	39%	25%

Diluted EPS	$0.52	$0.34	53%	35%

Adjusted EPS(2)	$0.56	$0.38	47%	34%

Free Cash Flow(2)	$527	$598	(12)%	(18)%

	Twelve Months Ended December 31,
	2016	2015	% Change (Reported)	% Change (ex-FX)(1)
Revenues	$6,497	$6,394	2%	4%

Adjusted OIBDA(2)	$2,426	$2,398	1%	5%

DCI Net Income	$1,194	$1,034	15%	11%

Diluted EPS	$1.96	$1.58	24%	19%

Adjusted EPS(2)	$2.13	$1.76	21%	17%

Adjusted EPS excluding LGF and Group Nine(3)	$2.18	$1.76	24%	20%

Free Cash Flow(2)	$1,285	$1,174	9%	21%

(1) Refer to Page 8 for our methodology for calculating growth rates excluding the impact of currency effects.
(2) See full definitions of Adjusted OIBDA, Adjusted EPS and Free Cash Flow on page 7.
(3) Excludes the $59 million (or $0.10 per share) after-tax impairment charge related to the Lionsgate investment and a $31 million (or $0.05 per share) after-tax gain from the Group Nine transaction.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions, except per share amounts)

SELECTED INTERNATIONAL NETWORKS FINANCIAL METRICS - YEAR OVER YEAR GROWTH RATES REPORTED AND EXCLUDING FOREIGN CURRENCY IMPACT

	Three Months Ended December 31,
	2016	2015	% Change (Reported)	% Change (ex-FX)(1)
Revenues
Distribution	$418	$404	3%	10%
Advertising	379	385	(2)%	3%
Other	22	27	(19)%	(15)%
Total Revenues	$819	$816	—%	5%

Adjusted OIBDA(2)	$231	$262	(12)%	(9)%

	Twelve Months Ended December 31,
	2016	2015	% Change (Reported)	% Change (ex-FX)(1)
Revenues
Distribution	$1,681	$1,637	3%	10%
Advertising	1,279	1,353	(5)%	(2)%
Other	80	102	(22)%	(20)%
Total Revenues	$3,040	$3,092	(2)%	4%

Adjusted OIBDA(2)	$848	$961	(12)%	(4)%

(1) Refer to Page 8 for our methodology for calculating growth rates excluding the impact of currency effects.
(2) See the full definition of Adjusted OIBDA on page 7.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions, except per share amounts)

EARNINGS PER SHARE

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Numerator:
Net income	$309	$226	$1,218	$1,048
Less:
Allocation of undistributed income to Series A convertible preferred stock	(73)	(48)	(278)	(224)
Net income attributable to noncontrolling interests		(1)	(1)	(1)
Net income attributable to redeemable noncontrolling interests	(5)	(6)	(23)	(13)
Net income available to Discovery Communications, Inc. Series A, B and C common and Series C convertible preferred stockholders for basic net income per share	$231	$171	$916	$810
Allocation of net income available to Discovery Communications Inc. Series A, B and C common stockholders and Series C convertible preferred stockholders for basic net income per share:
Series A, B and C common stockholders	202	145	789	686
Series C convertible preferred stockholders	29	26	127	124
Total	231	171	916	810

Add:
Allocation of undistributed income to Series A convertible preferred stockholders	73	48	278	224
Net income available to Discovery Communications, Inc. Series A, B and C common stockholders for diluted net income per share	$304	$219	$1,194	$1,034

Denominator:
Weighted average Series A, B and C common shares outstanding — basic	393	428	401	432
Weighted average impact of assumed preferred stock conversion	199	216	206	219
Weighted average dilutive effect of equity-based awards	3	4	3	5
Weighted average Series A, B and C common shares outstanding — diluted	595	648	610	656
Weighted average Series C convertible preferred stock outstanding — basic and diluted	29	38	32	39

Basic net income per share available to Discovery Communications, Inc. Series A, B and C common and Series C convertible preferred stockholders:
Series A, B and C common stockholders	$0.52	$0.34	$1.97	$1.59
Series C convertible preferred stockholders	$1.04	$0.68	$3.94	$3.18

Diluted net income per share available to Discovery Communications, Inc. Series A, B and C common and Series C convertible preferred stockholders:
Series A, B and C common stockholders	$0.52	$0.34	$1.96	$1.58
Series C convertible preferred stockholders	$1.04	$0.68	$3.92	$3.16

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions, except per share amounts)

CALCULATION OF ADJUSTED EARNINGS PER DILUTED SHARE

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2016	2015	Change	2016	2015	Change
Diluted net income per share available to Discovery Communications, Inc. Series A, B and C common stockholders	$0.52	$0.34	$0.18	$1.96	$1.58	$0.38
Amortization of acquisition-related intangible assets (gross) per share	0.06	0.06	—	0.24	0.24	—
Tax effect on amortization of acquisition-related intangible assets per share	(0.02)	(0.02)	—	(0.07)	(0.06)	(0.01)
Adjusted earnings per diluted share	$0.56	$0.38	$0.18	$2.13	$1.76	$0.37

CALCULATION OF FREE CASH FLOW

	Three Months Ended December 31,
	2016	2015	Change	% Change
Cash provided by operating activities	$546	$625	$(79)	(13)%
Purchases of property and equipment	(19)	(27)	8	(30)%
Free cash flow	$527	$598	$(71)	(12)%

	Twelve Months Ended December 31,
	2016	2015	Change	% Change
Cash provided by operating activities	$1,373	$1,277	$96	8%
Purchases of property and equipment	(88)	(103)	15	(15)%
Free cash flow	$1,285	$1,174	$111	9%

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions, except per share amounts)

BORROWINGS
December 31, 2016
5.625% Senior notes, semi-annual interest, due August 2019	$500
5.05% Senior notes, semi-annual interest, due June 2020	1,300
4.375% Senior notes, semi-annual interest, due June 2021	650
2.375% Senior notes, euro denominated, annual interest, due March 2022	314
3.30% Senior notes, semi-annual interest, due May 2022	500
3.25% Senior notes, semi-annual interest, due April 2023	350
3.45% Senior notes, semi-annual interest, due March 2025	300
4.90% Senior notes, semi-annual interest, due March 2026	500
1.90% Senior notes, euro denominated, annual interest, due March 2027	627
6.35% Senior notes, semi-annual interest, due June 2040	850
4.95% Senior notes, semi-annual interest, due May 2042	500
4.875% Senior notes, semi-annual interest, due April 2043	850
Revolving credit facility	550
Commercial paper	48
Capital lease obligations	151
Total debt	7,990
Unamortized discount and debt issuance costs	(67)
Debt, net	7,923
Current portion of debt	(82)
Noncurrent portion of debt	$7,841

SHARE COUNT ROLL FORWARD	Common	Preferred	Total
(Basic shares, in millions)
Total shares outstanding as of December 31, 2015	418.0	108.2	526.2
Shares repurchased	(34.8)	(9.1)	(43.9)
Shares issued – equity-based compensation	4.0	—	4.0
Conversion of shares	2.5	(1.3)	1.2
Total shares outstanding as of December 31, 2016	389.7	97.8	487.5